Exhibit 99.6

                          LOCK-UP AND VOTING AGREEMENT

        LOCK-UP AND VOTING AGREEMENT (the "Agreement") dated as of August 18, 2004, by and among FRONT PORCH DIGITAL INC., a Nevada corporation (the "Company"), THOMAS P. SWEENEY III ("Sweeney"), EQUITY PIER LLC, a Colorado limited liability company ("EP" and collectively with Sweeney, the "Restricted Parties") and each Person whose name appears on SCHEDULE A attached hereto (collectively the "Former MSI Stockholders").


                               W I T N E S S E T H
                               - - - - - - - - - -

        WHEREAS, pursuant to the terms of an Agreement and Plan of Merger dated as of August 16, 2004 (the "Merger Agreement") between the Company, ManagedStorage International, Inc., a Delaware corporation ("MSI"), and Front Porch Merger Corp., a Delaware corporation, on the date hereof, the Company has agreed to issue to the Former MSI Stockholders such number of shares of Common Stock, $.001 par value, of the Company (the "Common Stock") or Series A Convertible Preferred Stock, $.001 par value, of the Company (the "Series A Preferred Stock") as determined pursuant to the Merger Agreement; and

        WHEREAS, pursuant to the terms of an Employment Agreement of even date herewith (the "Employment Agreement") between the Company and Sweeney, Sweeney will become the Chief Executive Officer of the Company upon the consummation of the transactions contemplated by the Merger Agreement; and

        WHEREAS, Sweeney is the founder and Managing Member of EP;

        WHEREAS, following the consummation of the transactions contemplated in the Merger Agreement, the Restricted Parties will beneficially own approximately 18,879,289 shares of Common Stock; and

        WHEREAS, as a condition precedent to the consummation of the transactions contemplated by the Merger Agreement and the Employment Agreement, the Company, the Restricted Parties and the Former MSI Stockholders desire to provide for certain restrictions on the transfer of such shares by the Restricted Parties;

        NOW THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, it is hereby agreed as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

        1.1 DEFINITIONS. Whenever used in this Agreement, unless otherwise defined or the subject matter or context dictates, the following terms shall have these respective meanings:

                (a) Affiliate" shall have the meaning ascribed to it in Rule 12(b)(2) promulgated under the Securities Exchange Act of 1934, as amended.

                (b) "Agreement" means this Lock-up Agreement, any agreement which is supplementary to or in amendment or confirmation of this Agreement, and any schedules hereto or thereto.

                (c) "Certificate of Designations" means the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock.

                (d)     "Disposition" shall have the meaning assigned in Section
2.1.

                (e) "Lock Up Expiration Date" means the earliest date on which the Former MSI Stockholders and/or their permitted transferees receive aggregate proceeds (whether in cash or otherwise) of at least $31,500,000 from the disposition of the shares of Series A Preferred Stock and/or Common Stock (whether underlying the Series A Preferred Stock or otherwise) acquired pursuant to the Merger Agreement, including without limitation, upon the occurrence of one or more of the following events: (A) a Liquidation Event or event deemed to be a Liquidation Event pursuant to Section 4 of the Certificate of Designations,
(B) a redemption of the Series A Preferred Stock pursuant to Section 5 of the Certificate of Designations, (C) a public offering of the Common Stock, (D) the sale of such shares (or the shares of Common Stock into which they may be converted) in the public or private market or (E) the Transfer of such shares to any member, partner or stockholder of such Former MSI Stockholder(s).

                (f) "Person" means any individual, estate, trust, partnership, joint venture, limited liability company, association, firm, corporation, company or other entity.

                (g) "Shares" mean the shares of Common Stock beneficially owned by the Restricted Parties, as well as: (i) any shares into which such shares may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed; (ii) any shares of the Company or any successor or other body corporate which may be received by the holders of such shares on a merger, amalgamation or other reorganization of or including the Company; and (iii) any securities which may now or hereinafter be convertible or exercisable into such shares.

                (h)     "Transfer" shall have the meaning assigned in Section
2.1.


        1.2 EXTENDED MEANINGS. Words importing the singular number include the plural and vice versa and words importing gender include all genders.

                                   ARTICLE II

                              DISPOSITION OF SHARES


        2.1     RESTRICTION ON TRANSFER OF SHARES.

        (a) Except as provided in Section 2.1(b), prior to the Lock Up Expiration Date, the Restricted Parties may not sell, assign, transfer, mortgage, alienate, pledge, hypothecate, create or permit to exist a security interest in or lien on, place in trust or in any other way encumber or otherwise dispose of (any of the foregoing shall constitute a "Transfer," and the consummation of such being a "Disposition") any Shares now owned or any interest therein except as expressly permitted by the terms and provisions of this Agreement. The Company shall have no obligation to recognize or accede to any Disposition or to register any Transfer of Shares on its books unless such Disposition is effected in accordance with the terms and provisions of this Agreement. No Person who purports to be a holder of Shares acquired in violation of the terms and provisions of this Agreement shall be entitled to any rights with respect to such Shares, including any rights to vote such Shares, to receive any dividends declared thereon, or to receive any notice with respect thereto under this Agreement or otherwise.

        (b) Any Restricted Party may Transfer all or a portion of his or its Shares to (i) any Person to which such Restricted Party shall sell, assign or transfer all or substantially all of its assets; or (ii) any Affiliate of such Restricted Party. If a Restricted Party intends to make a Disposition of all or a portion of his, her or its Shares pursuant to this paragraph, such Restricted Party shall give at least 30 days prior written notice of such proposed Disposition to the Company, a copy of which shall be given to the Former MSI Stockholders. Any such notice shall specify the number of Shares subject to such proposed disposition, identify the proposed transferee and state the relationship between such Restricted Party and the proposed transferee.


                                   ARTICLE III

                                VOTING AGREEMENT

                Each of the Restricted Parties hereby agrees to vote all of his or its Shares in favor of the resolutions hereafter proposed by the Board of Directors of the Company and submitted to a vote of the stockholders of the Company within ninety (90) days following the date hereof, the purpose of which are to cause the number of authorized but unissued shares of Common Stock to be sufficient to issue the maximum number of such shares issuable upon the conversion of the Series A Preferred Stock into Common Stock pursuant to the terms of the Certificate of Designations.

                                   ARTICLE IV

                                  MISCELLANEOUS

        4.1 LEGEND. The Company may cause each certificate representing Shares that are subject to this Agreement to have stamped, printed or typed thereon the following legend:

        The securities represented by this certificate are subject to a Lock-Up and Voting Agreement, dated as of August 18, 2004, among Front Porch Digital Inc. (the "Company") and certain of its stockholders, a copy of which may be examined at the principal office of the Company.

        4.2 NOTICE. Any notice or document required or permitted by this Agreement to be given to a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid certified mail, return receipt requested, to the Company, the Restricted Parties or to the Former MSI Stockholders addressed as follows:

                   the Company:  Front Porch Digital Inc.
                                 1140 Pearl Street
                                 Boulder, Colorado 80302
                                 Attention:  Chief Financial Officer

                 with a copy to: Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                                 New York, N.Y. 10022
                                 Attention:  Eric M. Hellige, Esq.

                  Sweeney or EP  To the address of the Company set forth above.

                 with a copy to: Hogan & Hartson, LLP
                                 1470 Walnut Street, Suite 200
                                 Boulder, Colorado 80302
                                 Attention:  Patrick Perrin, Esq.

        Former MSI Stockholders: To the address of each Former MSI Stockholder set forth A attached hereto or at such other address as may have been furnished the Company in writing.


Notice so mailed shall be deemed to have been given upon receipt if delivered personally or on the fifth business day next following the date of the returned receipt. Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is delivered. Any party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

        4.3     TERM OF AGREEMENT.

                (a) The provisions of this Agreement shall terminate as provided in Articles II and III or on such earlier date as is mutually agreed in writing by the Company, Sweeney, EP and the Former MSI Stockholders holding a majority of the then outstanding Shares.

                (b) Nothing contained in this Section 4.3 shall affect or impair any rights or obligations arising prior to the time of the termination of this Agreement, or which may arise by an event causing the termination of this Agreement.

        4.4 SEVERABILITY. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.

        4.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document.

        4.6 ENTIRE AGREEMENT; ETC. This Agreement sets forth the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto and there are no warranties, representations and other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Company, Sweeney, EP and the Former MSI Stockholders holding a majority of the then outstanding Shares. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

        4.7     TRANSFEREES BOUND. Each Disposition otherwise permitted by
Article II hereof shall not become effective unless and until the transferee executes and delivers to the Company a counterpart to this Agreement, agreeing to be treated in the same manner as the Restricted Parties. Upon such Disposition and such execution and delivery, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to the transferred Shares in the same manner as the transferring Restricted Party.

        4.8 GOVERNING LAW. This Agreement shall be construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed in Delaware.

                  [remainder of page left intentionally blank]

         IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                                         FRONT PORCH DIGITAL INC.


                                         By: /s/ Michael Knaisch
                                             -----------------------------------
                                             Name:  Michael Knaisch
                                             Title: Chief Executive Officer


                                         EQUITY PIER, LLC


                                         By: /s/ Thomas P. Sweeney III
                                             -----------------------------------
                                             Name:  Thomas P. Sweeney III
                                             Title: Managing Member


                                             /s/ Thomas P. Sweeney III
                                             -----------------------------------
                                             Thomas P. Sweeney III, Individually

         IN WITNESS WHEREOF, this Lock Up and Voting Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


                                          FORMER MSI STOCKHOLDERS


                                          GREAT HILL EQUITY PARTNERS
                                          LIMITED PARTNERSHIP

                                          By:  Great Hill Partners GP, LLC,
                                               its General Partner


                                          By: /s/ Christopher S. Gaffney
                                              ----------------------------------
                                              Name:  Christopher S. Gaffney
                                              Title: Manager


                                          GREAT HILL INVESTORS, LLC



                                          By: /s/ Christopher S. Gaffney
                                              ----------------------------------
                                              Name:  Christopher S. Gaffney
                                              Title: Manager

         IN WITNESS WHEREOF, this Lock Up and Voting Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


                                         JPMORGAN CHASE BANK, as Investment
                                         Advisor for J.P. MORGAN DIRECT VENTURE
                                         CAPITAL INSTITUTIONAL INVESTORS, LLC


                                         By: /s/ Robert E. Kiss
                                             -----------------------------------
                                             Name:  Robert E. Kiss
                                             Title: Portfolio Manager



                                         J.P. MORGAN INVESTMENT MANAGEMENT INC.,
                                         as Investment Advisor for J.P. MORGAN
                                         DIRECT VENTURE CAPITAL PRIVATE
                                         INVESTORS, LLC



                                         By: /s/ Robert E. Kiss
                                             -----------------------------------
                                             Name:  Robert E. Kiss
                                             Title: Portfolio Manager


                                         J.P. MORGAN INVESTMENT MANAGEMENT INC.,
                                         as Investment Advisor for
                                         522 FIFTH AVENUE FUND, L.P.



                                         By: /s/ Robert E. Kiss
                                             -----------------------------------
                                             Name:  Robert E. Kiss
                                             Title: Portfolio Manager

         IN WITNESS WHEREOF, this Lock Up and Voting Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


                                         TUDOR VENTURES II L.P.

                                         By: Tudor Ventures Group, L.P.,
                                             general partner



                                         By: /s/ Carmen J. Scarpa
                                             -----------------------------------
                                             Name:  Carmen J. Scarpa
                                             Title: Managing Director,
                                                    Tudor Ventures Group LLC

                                         THE RAPTOR GLOBAL PORTFOLIO LTD.

                                         By: Tudor Investment Corporation
                                             as Investment Adviser



                                         By: /s/ Carmen J. Scarpa
                                             -----------------------------------
                                             Name:  Carmen J. Scarpa
                                             Title: Managing Director

                                         THE ALTAR ROCK FUND L.P.

                                         By: Tudor Investment Corporation
                                             as General Partner



                                         By: /s/ Carmen J. Scarpa
                                             -----------------------------------
                                             Name:  Carmen J. Scarpa
                                             Title: Managing Director

                                   SCHEDULE A

                 NAMES AND ADDRESSES OF FORMER MSI STOCKHOLDERS

GREAT HILL EQUITY PARTNERS LIMITED PARTNERSHIP
GREAT HILLS INVESTORS, LLC
c/o Great Hills Partners
One Liberty Square
Boston, Massachusetts  02109
Attention:  Mr. Pat Curran

JPMORGAN CHASE BANK, AS INVESTMENT ADVISOR FOR J.P. MORGAN DIRECT VENTURE CAPITAL INSTITUTIONAL INVESTORS, LLC

J.P. MORGAN INVESTMENT MANAGEMENT, AS INVESTMENT ADVISOR FOR J.P. MORGAN DIRECT VENTURE CAPITAL PRIVATE INVESTORS, LLC

J.P. MORGAN INVESTMENT MANAGEMENT INC., AS INVESTMENT ADVISOR FOR 522 FIFTH AVENUE FUND, LLC
c/o JP Morgan
522 Fifth Avenue
New York, New York  10036
Attention:  Mr. Robert E. Kiss

TUDOR VENTURES II L.P.
THE RAPTOR GLOBAL PORTFOLIO LTD.
THE ALTAR ROCK FUND L.P.
c/o Tudor Ventures
50 Rowes Wharf, 6th Floor
Boston, Massachusetts  02110
Attention:  Mr. Carmen J. Scarpa